U. S. Small Business Administration

NOTE

SBA Loan #	
SBA Loan Name	Paycheck Protection Plan
Date	5/8/2020
Loan Amount	$176,534.00
Interest Rate	1.00%
Borrower	Monaker Group Inc.
Operating Company	
Lender	THE COMMERCIAL BANK P.O. Box 306 Crawford, Georgia 30630 (Lender Location ID 19344)

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of the Lender the amount of

One Hundred and Seventy Six Thousand Five Hundred and Thirty Four Dollars,

Interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"Collateral" means any property taken as security for payment of this Note or any guarantee of this Note.
"Guarantor" means each person or entity that signs a guarantee of payment on this Note.
"Loan" means the loan evidenced by this Note.
"Loan Documents" means the documents related to this loan signed by Borrower, and Guarantor, or anyone who pledges collateral.
"SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Initial Deferment Period: No payments are due on this loan for 6 months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by Borrower during the 8-week period beginning on the date of the first disbursement of this loan:

a. Payroll costs
b. Any payment of interest on a covered mortgage obligation (which shall not be included any prepayment of or payment of principal on a covered mortgage obligation)
c. Any payment on a covered rent obligation
d. Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136) Not more than 25% of the amount forgiven can be attributable to non-payroll costs.

Maturity: This Note will mature two years from the date of first disbursement of this loan.

Repayment Terms: The interest rate on this Note is one percent per year. The interest rate is fixed and will not be changed during the life of the loan.

Borrower must pay principal and interest payments of **$9,885.27** every month, beginning seven (7) months from the date of first disburseme of this loan; payments must be made on the __25th__ calendar day in the months they are due. The foregoing payment amount may be subject to adjustment by Lender prior to the first payment date and at any time thereafter during the repayment of the Note based upon any forgiveness of the principal and interest balance of the Note so as to fully amortize the outstanding principal and accrued interest balance under the Note over the remaining term of the Note.

Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring the principal current, and will apply any remaining balance to reduce principal.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary, Borrower may prepay this Note as any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepay more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

Non-Recourse. Lender and SBA shall have no recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make payment when due under this Note, or if Borrower or Operating Company:

A. Fails to do anything required by this Note and other Loan Documents;
B. Defaults on any other loan with Lender;
C. Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds;
D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note.
G. Fails to pay any taxes when due;
H. Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I. Has a receiver or liquidator appointed for any part of their business or property;
J. Makes an assignment for the benefit of creditors;
K. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;
L. Reorganizes, mergers, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or
M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note;
B. Collect all amounts owing from any Borrower or Guarantor;
C. File suit and obtain judgment;
D. Take possession of any Collateral; or
E. Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6. LENDER'S GENERAL POWERS:

A. Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;
C. Release anyone obligated to pay this Note;
D. Compromise, release, renew, extend or substitute any of the Collateral; and
E. Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.
B. Borrower waives all suretyship defenses.
C. Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral.
D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F. If any part of this Note is unenforceable, all other parts remain in effect.
G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. STATE-SPECIFIC PROVISIONS:

The Note and any claim, controversy, dispute or cause of action (whether in contract, equity, tort, or otherwise) based upon, arising out of or relating to the Note and the transactions contemplated hereby shall be governed by the laws of the State of Georgia.

When SBA is the holder, the Note will be interpreted and enforced under federal law, including SBA regulations.

Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

11. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Electronic Signatures

Borrower's electronic signature shall have the same force and effect as an original signature and shall be deemed (i) to be "written" or "in writing" or an "electronic record", (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or "printouts," if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.

Borrower: Monaker Group Inc.

By: ______________________

Printed Name: William Kerby

Title: CEO

Date: 5/8/2020